EXHIBIT 99.1

REPUBLIC CONTACTS
Media Inquiries:	Will Flower	(954) 769-6392
Investor Inquiries:	Tod Holmes	(954) 769-2387
	Ed Lang	(954) 769-3591
REPUBLIC SERVICES, INC. REPORTS
QUARTERLY EARNINGS
OF $0.44 PER SHARE
•	Internal growth of 5.8% exceeds expectation

•	Company increases earnings guidance

FORT LAUDERDALE, Fla., July 27, 2005...Republic Services, Inc. (NYSE: RSG) today reported net income of $64.4 million, or $0.44 per diluted share, for the three months ended June 30, 2005, versus $60.9 million, or $0.39 per diluted share, for the comparable period last year. Revenue in the second quarter of 2005 grew to $718.6 million from $683.2 million for the same period in 2004. This 5.2 percent increase in revenue consists of 3.2 percent from price, 2.6 percent from volume and (0.6) percent from divestitures. Operating income for the three months ended June 30, 2005 was $122.9 million, compared to $116.2 million for the same quarter last year.
For the six months ended June 30, 2005, net income was $129.9 million, or $0.88 per diluted share, compared to $117.8 million, or $0.75 per diluted share, for the comparable period last year. Revenue for the six months ended June 30, 2005 was $1,395.8 million compared to $1,320.5 million for the same period in 2004. Operating income for the six months ended June 30, 2005 was $242.4 million compared to $226.2 million for the same period last year.

Republic Services raised its 2005 earnings guidance from a range of $1.67 to $1.72 per share to a new range of $1.70 to $1.74 per share to reflect the solid performance of the company and the current favorable economic conditions in many of the Sunbelt state markets.
“The Company is performing well based on a stronger economy and our strategic initiatives,” said James E. O’Connor, Chairman and Chief Executive Officer of Republic Services, Inc. “We continue to experience high fuel costs which we mitigate through surcharges and price increases.”
Republic Services, Inc. is a leading provider of solid waste collection, transfer and disposal services in the United States. The Company’s operating units are focused on providing solid waste services for commercial, industrial, municipal and residential customers.
Certain statements and information included herein constitute “forward-looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance, or achievements of the Company to be materially different from any future results, performance, or achievements expressed or implied in or by such forward-looking statements. Such factors include, among other things, whether the Company’s estimates and assumptions concerning its selected balance sheet accounts, final capping, closure, post-closure and remediation costs, available airspace, and projected costs and expenses related to the Company’s landfills and property and equipment, and labor, fuel rates and economic and inflationary trends, turn out to be correct or appropriate, and various factors that will impact the actual business and financial performance of the Company such as competition and demand for services in the solid waste industry; the Company’s ability to manage growth; compliance with, and future changes in, environmental regulations; the Company’s ability to obtain approval from regulatory agencies in connection with expansions at the Company’s landfills; the ability to obtain financing on acceptable terms to finance the Company’s operations and growth strategy and for the Company to operate within the limitations imposed by financing arrangements; the ability of the Company to repurchase common stock at prices that are accretive to earnings per share; the Company’s dependence on key personnel; general economic and market conditions including, but not limited to, inflation and changes in commodity pricing, fuel, labor and other variable costs that are generally not within the control of the Company; dependence on large, long-term collection contracts; dependence on acquisitions for growth; risks associated with undisclosed liabilities of acquired businesses; risks associated with pending legal proceedings; and other factors contained in the Company’s filings with the Securities and Exchange Commission.
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REPUBLIC SERVICES, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In millions, except per share data)

	Three Months Ended June 30,
	2005	2004

Revenue	$718.6	$683.2

Expenses:
Cost of operations	451.3	431.2
Depreciation, amortization and depletion	70.7	65.5
Accretion	3.5	3.4
Selling, general and administrative	70.2	66.9

Operating income	122.9	116.2

Interest expense, net	(18.7)	(17.8)
Other income (expense), net	(0.3)	(0.2)

Income before income taxes	103.9	98.2

Provision for income taxes	39.5	37.3

Net income	$64.4	$60.9

Basic earnings per share	$0.45	$0.40

Weighted average common shares outstanding	142.5	153.1

Diluted earnings per share	$0.44	$0.39

Weighted average common and common equivalent shares outstanding	145.4	155.7

Cash dividends per common share	$0.12	$0.06

REPUBLIC SERVICES, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In millions, except per share data)

	Six Months Ended June 30,
	2005	2004

Revenue	$1,395.8	$1,320.5

Expenses:
Cost of operations	870.0	834.7
Depreciation, amortization and depletion	131.8	123.5
Accretion	7.0	6.7
Selling, general and administrative	144.6	129.4

Operating income	242.4	226.2

Interest expense, net	(36.1)	(36.5)
Other income (expense), net	3.2	0.3

Income before income taxes	209.5	190.0

Provision for income taxes	79.6	72.2

Net income	$129.9	$117.8

Basic earnings per share	$0.89	$0.76

Weighted average common shares outstanding	145.3	154.6

Diluted earnings per share	$0.88	$0.75

Weighted average common and common equivalent shares outstanding	148.2	157.0

Cash dividends per common share	$0.24	$0.12

REPUBLIC SERVICES, INC.
SUPPLEMENTAL UNAUDITED FINANCIAL INFORMATION
     The following information should be read in conjunction with the Company’s audited Consolidated Financial Statements and notes thereto appearing in the Company’s Form 10-K as of and for the year ended December 31, 2004. It should also be read in conjunction with the Company’s Unaudited Condensed Consolidated Financial Statements and notes thereto appearing in the Company’s Form 10-Q as of and for the three months ended March 31, 2005.
OPERATING INCOME BEFORE DEPRECIATION, AMORTIZATION, DEPLETION AND ACCRETION
     Operating income before depreciation, amortization, depletion and accretion, which is not a measure determined in accordance with generally accepted accounting principles (GAAP), for the three and six months ended June 30, 2005 and 2004 is calculated as follows (in millions):

	Three months ended		Six months ended
	June 30,		June 30,
	2005	2004	2005	2004

Net income	$64.4	$60.9	$129.9	$117.8
Provision for income taxes	39.5	37.3	79.6	72.2
Other (income) expense, net	.3	.2	(3.2)	(.3)
Interest expense, net	18.7	17.8	36.1	36.5
Depreciation, amortization and depletion	70.7	65.5	131.8	123.5
Accretion	3.5	3.4	7.0	6.7

Operating income before depreciation, amortization, depletion and accretion	$197.1	$185.1	$381.2	$356.4

     The Company believes that the presentation of operating income before depreciation, amortization, depletion and accretion is useful to investors because it provides important information concerning the Company’s operating performance exclusive of certain non-cash costs. Although depreciation, amortization, depletion and accretion are considered operating costs in accordance with GAAP, they represent the allocation of non-cash costs associated with long-lived assets acquired or constructed in prior years. Operating income before depreciation, amortization, depletion and accretion also demonstrates the Company’s ability to execute its financial strategy which includes reinvesting in existing capital assets to ensure a high level of customer service, investing in capital assets to facilitate growth in the Company’s customer base and services provided, pursuing strategic acquisitions that augment the Company’s existing business platform, repurchasing shares of common stock at prices that provide value to the Company’s shareholders, paying cash dividends, maintaining the Company’s investment grade rating and minimizing debt.
CASH FLOW
     During the three months ended June 30, 2005, cash provided by operating activities was $167.5 million, cash used in investing activities was $47.2 million and cash used in financing activities was $161.8 million. During the six months ended June 30, 2005, cash provided by operating activities was $335.1 million, cash used in investing activities was $58.5 million and cash used in financing activities was $387.8 million.

     The Company defines free cash flow, which is not a measure determined in accordance with GAAP, as cash provided by operating activities less purchases of property and equipment plus proceeds from the sale of property and equipment as presented in the Company’s consolidated statements of cash flows. The Company’s free cash flow for the three and six months ended June 30, 2005 is calculated as follows (in millions):

	Three months ended	Six months ended
	June 30, 2005	June 30, 2005

Cash provided by operating activities	$167.5	$335.1
Purchases of property and equipment	(87.2)	(137.4)
Proceeds from the sale of property and equipment	6.1	6.6

Free cash flow	$86.4	$204.3

     The Company believes that the presentation of free cash flow, which is a non-GAAP financial measure, provides useful information regarding the Company’s recurring cash provided by operating activities after expenditures for property and equipment, net of proceeds from the sale of property and equipment. It also demonstrates the Company’s ability to execute its financial strategy as previously discussed and is a key metric used by the Company to determine compensation. Free cash flow does not represent the Company’s cash flow available for discretionary expenditures because it excludes certain expenditures that are required or that the Company has committed to such as debt service requirements and dividend payments. The Company’s definition of free cash flow may not be comparable to similarly titled measures presented by other companies.
     Capital expenditures include $.3 million and $.4 million of capitalized interest for the three months ended June 30, 2005 and 2004, respectively, and $.5 million and $.8 million for the six months ended June 30, 2005 and 2004, respectively.
     As of June 30, 2005, accounts receivable were $268.4 million, net of allowance for doubtful accounts of $17.9 million, resulting in days sales outstanding of approximately 33 (or 23 net of deferred revenue).
STOCK REPURCHASE PROGRAM
     During the three months ended June 30, 2005, the Company paid approximately $148.0 million to repurchase 4.3 million shares of its common stock. During the six months ended June 30, 2005, the Company repurchased a total of 10.2 million shares of its common stock for approximately $337.1 million. The Company is currently authorized to repurchase up to an additional $437.5 million under its existing stock repurchase program.
DIVIDENDS
     In April 2005, the Company paid a dividend of $17.4 million to shareholders of record as of April 1, 2005. As of June 30, 2005, the Company recorded a dividend payable of approximately $17.0 million to shareholders of record at the close of business on July 1, 2005, which has been paid. In July 2005, the Company’s Board of Directors declared a regular quarterly dividend of $.14 per share for shareholders of record on October 3, 2005, payable on October 17, 2005.

REVENUE
     The following table reflects total revenue of the Company by revenue source for the three and six months ended June 30, 2005 and 2004 (in millions):

	Three months ended		Six months ended
	June 30,		June 30,
	2005	2004	2005	2004
Collection:
Residential	$167.6	$164.2	$334.2	$321.3
Commercial	190.9	182.9	380.3	365.5
Industrial	151.7	140.6	288.6	270.1
Other	15.8	14.3	31.0	28.1

Total collection	526.0	502.0	1,034.1	985.0

Transfer and disposal	278.6	264.7	528.1	497.9
Less: Intercompany	(138.5)	(133.5)	(264.0)	(253.9)

Transfer and disposal, net	140.1	131.2	264.1	244.0
Other	52.5	50.0	97.6	91.5

Total revenue	$718.6	$683.2	$1,395.8	$1,320.5

     The following table reflects the Company’s revenue growth for the three and six months ended June 30, 2005 and 2004:

	Three months ended		Six months ended
	June 30,		June 30,
	2005	2004	2005	2004

Core price	2.6%	2.1%	2.4%	2.2%
Fuel surcharges	.5	.1	.5	.1
Commodities	.1	.5	.2	.5

Total price	3.2	2.7	3.1	2.8

Core volume	2.4	3.5	2.4	3.5
Non-core volume	.2	—	.1	(.1)

Total volume	2.6	3.5	2.5	3.4

Total internal growth	5.8	6.2	5.6	6.2

Acquisitions (divestitures)	(.6)	1.0	.1	1.0

Total revenue growth	5.2%	7.2%	5.7%	7.2%